UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2012

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA		30096
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 14, 2012, the Company issued 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock to a non United States resident. From June 4, 2012 through June 7, 2012, the Company issued 1,400,000 shares of common stock and warrants to purchase 1,400,000 shares common stock in a private offering to residents of the United States. Total gross proceeds of the issuances were $375,000. All of such investors were accredited investors. Aggregate commissions paid or issued to the Company’s placement agent were (1) $30,000 cash, (2) 105,000 shares of common stock, and (3) warrants to purchase 120,000 shares of common stock. All warrants issued to investors and the placement agent (a) are exercisable at $.35 per share of common stock, (b) have cashless exercise rights after 180 days from the date of issuance of such warrants, (c) are callable by the Company based on specified trading volume and prices of the Company’s common stock, and (d) are exercisable for five years. The shares of common stock and warrants issued to the non United States investor were offered and sold in reliance upon the exemption from registration pursuant to SEC Regulation S. The shares of common stock and warrants sold to the U. S. investors were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Form of Series A Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

June 11, 2012	By:	/s/ William R. Doyle
William R. Doyle Chairman, CEO and President